UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DCP MIDSTREAM PARTNERS, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	03-0567133
(State of Incorporation or Organization)	(IRS Employer Identification No.)
370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of Principal Executive Offices and Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-128378.
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common units representing limited partnership interests	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby are the common units representing limited partnership interests (the “Common Units”) of DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”).
     A description of the Partnership’s Common Units will be set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Tax Consequences” in the prospectus to be filed by the Partnership pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Partnership’s Registration Statement on Form S-1 (Registration No. 333-128378), as amended (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on September 16, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Partnership’s Form S-1 Registration Statement (Registration No. 333-128378), as amended, initially filed with the Securities and Exchange Commission on September 16, 2005 — incorporated herein by reference.

2.	Certificate of Limited Partnership of the Partnership, dated as of August 5, 2005 — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3.	Form of First Amended and Restated Limited Partnership Agreement of the Partnership — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

4.	Specimen Unit Certificate for the Common Units — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DCP MIDSTREAM PARTNERS, LP

	By:	DCP Midstream GP, LP
Its General Partner

	By:	DCP Midstream GP, LLC
Its General Partner

Date: November 17, 2005	By:	/s/ Michael J. Bradley

	Name:	Michael J. Bradley
	Title:	President and Chief Executive Officer

Exhibit Index
1.	Partnership’s Form S-1 Registration Statement (Registration No. 333-128378), as amended, initially filed with the Securities and Exchange Commission on September 16, 2005 — incorporated herein by reference.

2.	Certificate of Limited Partnership of the Partnership, dated as of August 5, 2005 — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3.	Form of First Amended and Restated Limited Partnership Agreement of the Partnership — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

4.	Specimen Unit Certificate for the Common Units — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

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